Exhibit 1.A(8)(b)(li)

AMENDMENT TO PARTICIPATION AGREEMENT

THIS AGREEMENT is made by and among Security Life of Denver Insurance Company, a life insurance company organized under the laws of the State of Colorado (the "Company"), Variable Insurance Products Fund II, an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and Fidelity Distributors Corporation, a Massachusetts corporation (the "Underwriter") (collectively, the "Parties").

WHEREAS, the Parties executed a participation agreement dated August 10, 1994 (the "Participation Agreement"), governing how shares of the Fund's portfolios are to be made available to certain variable life insurance and/or variable annuity contracts (the "Contracts") offered by the Company through certain separate accounts (the "Separate Accounts");

WHEREAS, the other investment companies available under the Variable Life Insurance Contracts offered by the Company are listed in Schedule C of the Participation Agreement;

NOW, THEREFORE, in consideration of their mutual promises, the Parties agree as follows:

The Participation Agreement is hereby amended by substituting for the current Schedule C amended Schedule C in the form attached hereto.

Executed this 5th day of April, 2002.

Security Life of Denver Insurance Company		Variable Insurance Products Fund II

BY:	/s/ Jim Livingston	BY:	/s/ Maria Dwyer
	Jim Livingston		Maria Dwyer
	Executive Vice President		Treasurer

Fidelity Distributors Corporation

		BY:	/s/ Mike Kellogg
Mike Kellogg
Executive Vice President

Schedule C

Other investment companies currently available under variable annuities or variable life insurance issued by the Company (not all funds/portfolios are available in all products):

AIM VI Capital Appreciation Portfolio
AIM VI Government Securities Portfolio

Alger American MidCap Growth Portfolio
Alger American Small Capitalization Portfolio
Alger American Growth Portfolio
Alger American Leveraged Allcap Portfolio

Fidelity Investments Variable Insurance Products Fund
Growth Portfolio
Money Market Portfolio
Overseas Portfolio

The GCG Trust
Equity Income Portfolio
Growth Portfolio
Hard Assets Portfolio
Limited Maturity Bond Portfolio
Liquid Asset Portfolio
Mid-Cap Growth Portfolio
Research Portfolio
Total Return Portfolio
Fully Managed Portfolio
Diversified Midcap Portfolio
Large Cap Value Portfolio

ING Income Shares
ING VP Bond Portfolio

ING Partners, Inc.
ING Brinson Tactical Asset Allocation Portfolio - I Class
ING Van Kampen Comstock Portfolio - I Class

ING Variable Portfolios, Inc.
ING VP Index Plus Large Cap Portfolio
ING VP Index Plus Mid Cap Portfolio
ING VP Index Plus Small Cap Portfolio

ING Variable Products Trust
ING VP Growth Opportunities Portfolio
ING VP MagnaCap Portfolio
ING VP MidCap Opportunities Portfolio
ING VP SmallCap Opportunities Portfolio

INVESCO VIF High Yield Fund
INVESCO VIF Core Equity Fund
INVESCO VIF Health Sciences Fund
INVESCO VIF Total Return Fund
INVESCO VIF Utilities Fund
INVESCO VIF Small Company Growth Fund

Janus Aspen Series
Growth Portfolio
Aggressive Growth Portfolio
International Growth Portfolio
Worldwide Growth Portfolio

Merrill Lynch
Balanced Capital Focus Fund
Basic Value Focus Fund
Global Growth Focus Fund
Index 500 Fund
Small Cap Value Focus Fund

M Fund, Inc.
Brandes International Equity Fund
Business Opportunity Value Fund
Clifton Enhanced U. S. Equity Fund
Frontier Capital Appreciation Fund
Turner Core Growth Fund

Neuberger Berman Growth Portfolio
Neuberger Berman Limited Maturity Bond Portfolio
Neuberger Berman Partners Portfolio

Pioneer Investment Management, Inc.
Mid Cap Value VCT Portfolio - Class II
Small Cap Value VCT Portfolio - Class II

Putnam Variable Trust
New Opportunities Fund
Voyager Fund
Growth and Income Fund
SmallCap Value Fund

Van Eck Worldwide Insurance Trust
Bond Fund
Emerging Markets Fund
Hard Assets Fund
Real Estate Fund